UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2013 (August 30, 2013)

Commission File Number 0-8084

Connecticut Water Service, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

(860) 669-8636
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On August 30, 2013, the Connecticut Public Utilities Regulatory Authority (the “PURA”) issued a final decision on the application of The Connecticut Water Company (“CWC”), the principal operating subsidiary of Connecticut Water Service, Inc. (the “Company”), that will result in lower customer rates starting April 1, 2014. The change in customer rates is the result of a plan for CWC to return to its customers the benefits of a recent tax law clarification by the Internal Revenue Service that is estimated to result in a federal tax refund for the Company of an aggregate of approximately $10 million for tax years 2010 through 2012.

The Company issued a press release dated September 3, 2013 concerning the PURA’s final decision. A copy of the Company’s press release is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

The following document is filed herewith as an exhibit.

(d)    Exhibits

99.1	Press Release of Connecticut Water Service, Inc. dated September 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC. a Connecticut corporation
Date: September 5, 2013	By: /s/ David C. Benoit Name: David C. Benoit Title: Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.        Description

99.1	Press Release of Connecticut Water Service, Inc. dated September 3, 2013.